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                                                                   EXHIBIT 10.51


                    FIRST AMENDMENT TO THE WATERS CORPORATION
              1996 NON-EMPLOYEE DIRECTOR DEFERRED COMPENSATION PLAN

                  WHEREAS, Waters Corporation (the "Company") has established and maintains a deferred compensation plan for the benefit of non-employee directors of the Company entitled the Waters Corporation 1996 Non-Employee Director Deferred Compensation Plan (the "Plan").

                  WHEREAS, the Company has paid a stock dividend effective as of June 10, 1999 ("Stock Dividend"), in the amount of one share of Common Stock for each share of Common Stock issued and outstanding and held of record as of May 27, 1999, in connection with which Stock Dividend and pursuant to the Plan, the Company has authorized that the aggregate number of shares of the Common Stock that may be issued under the Plan be doubled.

                  WHEREAS, as of June 10, 1999, a total of 99,344 shares of the Company's Common Stock were reserved for issuance pursuant to the Plan, and that as a result of the Stock Dividend, such number of shares reserved for issuance was doubled to 198,688 shares.

         NOW, THEREFORE, in accordance with the power of amendment contained in
Section 6 of the Plan, the Company having heretofore taken all necessary action to amend the Plan, the Plan is hereby amended, as follows:

         1. The references to "One hundred thousand (100,000)" appearing in each of the first two paragraphs of Section 7 of the Plan are deleted and substituted therefor is the following: "Two hundred thousand (200,000)."

         2. The words "occurring after June 10, 1999," are to be inserted on the second line of the third paragraph of Section 7, after the words " and the like,".

                  IN WITNESS WHEREOF, the Company has caused this amendment to be signed on its behalf by its duly authorized representative this 10th day of June 1999.

                                       WATERS CORPORATION

                                       By:  /s/ BRIAN K. MAZAR
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                                       Its: SENIOR VICE PRESIDENT
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